POWER OF ATTORNEY

Allianz Life Insurance Company of North America

Each person whose signature appears below hereby constitutes and appoints Stewart D. Gregg, Carol Dunn, H. Bernt von Ohlen, and Charles I. Wikelius and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed under the registrations reflected in the list below that have been or will be filed with the Securities and Exchange Commission by Allianz Life Insurance Company of North America pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR or otherwise; and to file the same, with any amendments thereto and all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Allianz Life Insurance Company of North America – Registered Life and Annuity Products
Allianz Life Variable Account A	’33 Act No.	Allianz Life Variable Account B	’33 Act No.
ValueLife	33-11158	High Five	333-90260
Valuemark Life	33-15464	Charter II	333-101812
Life Fund VUL	333-60206	High Five Bonus	333-111049
		High Five L	333-120181
Allianz Life Variable Account B		Custom Income	333-126217
Valuemark II	33-23035	Elite	333-134267
Valuemark III	33-72046	Vision	333-139701
VIP	33-76190	Connections	333-145866
Valuemark IV	333-06709	Fee based VA (name TBD)	Pending
Charter	333-63719
Alterity	333-82329	Registered Fixed Annuities
Rewards	333-95729	Deferred Fixed Index Annuity (name TBD)	Pending
Dimensions	333-47886

Signature	Title	Date
/s/ Jay Ralph	Director and Chairman of the Board	1-13-2010
Jay S. Ralph

/s/ Gary Bhojwani	Director, President and Chief Executive Officer	1-12-2010
Gary C. Bhojwani

/s/ Giulio Terzariol	Director, Senior Vice President and Chief Financial Officer	1-11-2010
Giulio Terzariol

/s/ Helmut Perlet	Director	1-18-2010
Dr. Helmut Perlet

/s/ Brigitte Bovermann	Director	1-22-2010
Dr. Brigitte Bovermann